Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. REPORTS FOURTH QUARTER 2019 RESULTS

- Establishes 2020 First Quarter and Full Year Guidance -

WYOMISSING, PA — February 20, 2020 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced results for the quarter ended December 31, 2019. On a year-over-year basis, fourth quarter income from operations grew 52.0%, net income increased 148.8%, Adjusted EBITDA increased 1.0% and funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) rose 73.3% and 3.9%, respectively. The fourth quarter year-over-year financial growth reflects GLPI’s October 15, 2018 acquisition of the real property assets operated by Eldorado Resorts, Inc. (“ERI”) and the impact in the fourth quarter of 2018 of a non-cash $59.5 million goodwill impairment charge.

“The fourth quarter concluded what was another strong year for GLPI and our shareholders, as we generated durable income from our best-in-class regional gaming portfolio, strengthened the Company's financial position and increased our return of capital to shareholders,” said Chairman and Chief Executive Officer Peter Carlino. “In 2019, we delivered a total shareholder return of over 42%, as our leading diversified portfolio of regional gaming assets, managed by the top operators in the industry, gains growing attention and appreciation in the capital markets for generating one of the triple-net REIT sector's most stable cash flow streams. We remain focused on opportunistically identifying and pursuing portfolio enhancing accretive transactions that meet our stringent underwriting requirements while prudently managing our balance sheet and capital structure. The GLPI team remains committed to furthering the Company's long-term record of driving attractive total shareholder returns and maximizing value in 2020 and beyond.”

During the 2019 fourth quarter, GLPI shareholders received a quarterly cash dividend of $0.70 per share, marking a 2.9% increase over the comparable period in 2018. GLPI's full year 2019 dividends of $2.74 represents growth of 6.61% compared with full year 2018 dividends and GLPI's annualized fourth quarter dividend of $2.80 marks a 5.31% compound annual growth rate since the Company's formation. The current annual cash dividend of $2.80 represents a yield of 5.7% based on the $48.92 per share closing price of the Company's stock on February 19, 2020.

Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2019 Actual	2018 Actual	2019 Actual	2018 Actual
Total Revenue	$289.0	$303.3	$1,153.5	$1,055.7
Income From Operations	$188.3	$123.9	$717.4	$593.8
Net Income	$114.3	$45.9	$390.9	$339.5
FFO (1)	$168.8	$97.4	$621.7	$465.4
AFFO (2)	$188.6	$181.6	$743.2	$683.6
Adjusted EBITDA (3)	$260.5	$258.0	$1,040.3	$926.6

Net income, per diluted common share	$0.53	$0.21	$1.81	$1.58
FFO, per diluted common share	$0.78	$0.45	$2.88	$2.17
AFFO, per diluted common share	$0.87	$0.84	$3.44	$3.18

(1)  FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, amortization of land rights, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of December 31, 2019, GLPI's portfolio consisted of interests in 44 gaming and related facilities, including wholly-owned and operated Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Properties", the real property associated with 32 gaming and related facilities operated by Penn National Gaming, Inc. (“PENN”), the real property associated with 5 gaming and related facilities operated by ERI, the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (“BYD”) (including one mortgaged facility) and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 22.1 million square feet.

Guidance

The table below sets forth current guidance targets for financial results for the 2020 first quarter and full year, based on the following assumptions:

•
Reported range of revenue from real estate of approximately $1,065.6 to $1,067.7 million for the year and $259.4 million for the first quarter (no additional escalators during the first quarter) consisting of:

(in millions)	Three Months Ending March 31, 2020	Full Year Ending December 31, 2020
	First Quarter	Full Year Range
Cash Revenue from Real Estate
PENN	$205.5	$819.7	$820.8
ERI	27.9	111.2	111.2
BYD	26.3	104.6	105.6
Casino Queen	3.6	14.5	14.5
PENN non-assigned land lease	(0.7)	(2.8)	(2.8)
Total Cash Revenue from Real Estate	$262.6	$1,047.2	$1,049.3

Non-Cash Adjustments
Straight-line rent	$(8.6)	$(2.6)	$(2.6)
Land leases paid by tenants	5.4	21.0	21.0
Total Revenue from Real Estate as Reported	$259.4	$1,065.6	$1,067.7

•	High range includes 2020 escalators for PENN, Meadows, ERI and BYD whereas low range includes only ERI;

•	Assumes free cash flow after dividends and borrowings on the revolver are used to pay the $215.2 million balance of the Senior Unsecured Notes Due November 2020 and no other refinancing transactions;

•	Adjusted EBITDA from the TRS Properties of approximately $29.1 million for the year and $8.0 million for the first quarter;

•	Blended income tax rate at the TRS Properties of 26%;

•	LIBOR is based on the forward yield curve; and

•
The basic share count is approximately 215.1 million shares for the year and the first quarter and the fully diluted share count is approximately 215.6 million shares for the year and 215.5 million shares for the first quarter.

	Three Months Ended March 31,		Full Year Ended December 31,
(in millions, except per share data)	2020 Guidance	2019 Actual	2020 Guidance Range		2019 Actual
Total Revenue	$292.8	$287.9	$1,193.9	$1,196.1	$1,153.5

Net Income	$113.9	$93.0	$489.4	$495.5	$390.9
Losses from dispositions of property	—	—	—	—	0.1
Real estate depreciation	54.3	55.7	216.7	216.7	230.7
Funds From Operations (1)	$168.2	$148.7	$706.1	$712.2	$621.7
Straight-line rent adjustments	8.6	8.6	2.6	2.6	34.6
Other depreciation	2.3	2.9	8.5	8.5	9.7
Amortization of land rights	3.0	3.1	12.0	12.0	18.5
Amortization of debt issuance costs, bond premiums and original issuance discounts	2.9	2.9	11.0	11.0	11.5
Stock based compensation	4.4	4.3	17.0	17.0	16.2
Losses on debt extinguishment	—	—	—	—	21.0
Loan impairment charges	—	13.0	—	—	13.0
Capital maintenance expenditures	(1.1)	(0.5)	(3.8)	(3.8)	(3.0)
Adjusted Funds From Operations (2)	$188.3	$183.0	$753.4	$759.5	$743.2
Interest, net	74.0	76.7	293.3	293.3	300.8
Income tax expense	1.3	1.1	4.5	4.5	4.8
Capital maintenance expenditures	1.1	0.5	3.8	3.8	3.0
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2.9)	(2.9)	(11.0)	(11.0)	(11.5)
Adjusted EBITDA (3)	$261.8	$258.4	$1,044.0	$1,050.1	$1,040.3

Net income, per diluted common share	$0.53	$0.43	$2.27	$2.30	$1.81
FFO, per diluted common share	$0.78	$0.69	$3.27	$3.30	$2.88
AFFO, per diluted common share	$0.87	$0.85	$3.49	$3.52	$3.44

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs, and goodwill impairment charges and loan impairment charges, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, amortization of land rights, losses on debt extinguishment, retirement costs, and goodwill impairment charges and loan impairment charges.

Conference Call Details

The Company will hold a conference call on February 21, 2020 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13698085
The playback can be accessed through February 28, 2020.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Rental income	$251,136	$238,108	$996,166	$747,654
Income from direct financing lease	—	4,671	—	81,119
Interest income from real estate loans	7,316	6,943	28,916	6,943
Real estate taxes paid by tenants	—	23,435	—	87,466
Total income from real estate	258,452	273,157	1,025,082	923,182
Gaming, food, beverage and other	30,532	30,160	128,391	132,545
Total revenues	288,984	303,317	1,153,473	1,055,727
Operating expenses
Gaming, food, beverage and other	17,961	18,100	74,700	77,127
Real estate taxes	—	23,776	—	88,757
Land rights and ground lease expense	8,866	8,898	42,438	28,358
General and administrative	17,211	14,856	65,477	71,128
Depreciation	56,690	54,349	240,435	137,093
Loan impairment charges	—	—	13,000	—
Goodwill impairment charges	—	59,454	—	59,454
Total operating expenses	100,728	179,433	436,050	461,917
Income from operations	188,256	123,884	717,423	593,810

Other income (expenses)
Interest expense	(73,158)	(76,220)	(301,520)	(247,684)
Interest income	184	(963)	756	1,827
Losses on debt extinguishment	—	—	(21,014)	(3,473)
Total other expenses	(72,974)	(77,183)	(321,778)	(249,330)

Income from operations before income taxes	115,282	46,701	395,645	344,480
Income tax expense	991	770	4,764	4,964
Net income	$114,291	$45,931	$390,881	$339,516

Earnings per common share:
Basic earnings per common share	$0.53	$0.21	$1.82	$1.59
Diluted earnings per common share	$0.53	$0.21	$1.81	$1.58

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018
Real estate	$258,452	$273,157	$253,762	$251,694
GLP Holdings, LLC (TRS)	30,532	30,160	6,735	6,268
Total	$288,984	$303,317	$260,497	$257,962

	TOTAL REVENUES		ADJUSTED EBITDA
	Year Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Real Estate	$1,025,082	$923,182	$1,009,239	$893,814
GLP Holdings, LLC (TRS)	128,391	132,545	31,019	32,772
Total	$1,153,473	$1,055,727	$1,040,258	$926,586

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended December 31, 2019	PENN Master Lease	PENN Amended Pinnacle Master Lease	ERI Master Lease and Loan	BYD Master Lease and Mortgage	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$69,395	$57,209	$15,534	$18,911	$3,953	$2,275	$167,277
Land base rent	23,492	17,814	3,340	2,946	—	—	47,592
Percentage rent	21,423	7,942	3,340	2,808	2,792	1,356	39,661
Total cash rental income	$114,310	$82,965	$22,214	$24,665	$6,745	$3,631	$254,530
Straight-line rent adjustments	2,231	(6,318)	(2,895)	(2,234)	572	—	(8,644)
Ground rent in revenue	823	1,879	2,122	366	—	—	5,190
Other rental revenue	—	—	—	—	60	—	60
Total rental income	$117,364	$78,526	$21,441	$22,797	$7,377	$3,631	$251,136
Interest income from real estate loans	—	—	5,700	1,616	—	—	7,316
Total income from real estate	$117,364	$78,526	$27,141	$24,413	$7,377	$3,631	$258,452

Year Ended December 31, 2019	PENN Master Lease	PENN Amended Pinnacle Master Lease	ERI Master Lease and Loan	BYD Master Lease and Mortgage	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$274,841	$225,842	$61,223	$74,810	$13,803	$9,101	$659,620
Land base rent	93,969	71,108	13,360	11,731	—	—	190,168
Percentage rent	86,351	31,622	13,360	11,182	11,168	5,424	159,107
Total cash rental income	$455,161	$328,572	$87,943	$97,723	$24,971	$14,525	$1,008,895
Straight-line rent adjustments	8,926	(25,273)	(11,579)	(8,937)	2,289	—	(34,574)
Ground rent in revenue	3,661	7,217	8,868	1,601	—	—	21,347
Other rental revenue	—	—	—	—	498	—	498
Total rental income	$467,748	$310,516	$85,232	$90,387	$27,758	$14,525	$996,166
Interest income from real estate loans	—	—	22,471	6,445	—	—	28,916
Total income from real estate	$467,748	$310,516	$107,703	$96,832	$27,758	$14,525	$1,025,082

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Real estate general and administrative expenses	$11,333	$9,347	$42,721	$49,424
GLP Holdings, LLC (TRS) general and administrative expenses	5,878	5,509	22,756	21,704
Total reported general and administrative expenses (1)	$17,211	$14,856	$65,477	$71,128

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$114,291	$45,931	$390,881	$339,516
(Gains) losses from dispositions of property	42	(45)	92	309
Real estate depreciation	54,426	51,475	230,716	125,630
Funds from operations	$168,759	$97,361	$621,689	$465,455
Straight-line rent adjustments	8,644	12,738	34,574	61,888
Direct financing lease adjustments	—	1,218	—	38,459
Other depreciation (1)	2,264	2,874	9,719	11,463
Amortization of land rights	3,020	3,090	18,536	11,272
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,858	2,889	11,455	12,167
Stock based compensation	3,845	3,274	16,198	11,152
Losses on debt extinguishment	—	—	21,014	3,473
Retirement costs	—	—	—	13,149
Loan impairment charges	—	—	13,000	—
Goodwill impairment charges	—	59,454	—	59,454
Capital maintenance expenditures (2)	(761)	(1,330)	(3,017)	(4,284)
Adjusted funds from operations	$188,629	$181,568	$743,168	$683,648
Interest, net	72,974	77,183	300,764	245,857
Income tax expense	991	770	4,764	4,964
Capital maintenance expenditures (2)	761	1,330	3,017	4,284
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,858)	(2,889)	(11,455)	(12,167)
Adjusted EBITDA	$260,497	$257,962	$1,040,258	$926,586

Net income, per diluted common share	$0.53	$0.21	$1.81	$1.58
FFO, per diluted common share	$0.78	$0.45	$2.88	$2.17
AFFO, per diluted common share	$0.87	$0.84	$3.44	$3.18

Weighted average number of common shares outstanding
Diluted	215,962,065	215,066,907	215,786,023	214,779,296

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$112,763	$104,629	$382,184	$390,341
(Gains) losses from dispositions of property	—	(44)	8	76
Real estate depreciation	54,426	51,475	230,716	125,630
Funds from operations	$167,189	$156,060	$612,908	$516,047
Straight-line rent adjustments	8,644	12,738	34,574	61,888
Direct financing lease adjustments	—	1,218	—	38,459
Other depreciation (1)	496	506	1,992	2,066
Amortization of land rights	3,020	3,090	18,536	11,272
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,858	2,889	11,455	12,167
Stock based compensation	3,845	3,274	16,198	11,152
Losses on debt extinguishment	—	—	21,014	3,473
Retirement costs	—	—	—	13,149
Loan impairment charges	—	—	13,000	—
Goodwill impairment charges	—	—	—	—
Capital maintenance expenditures (2)	(18)	(4)	(22)	(55)
Adjusted funds from operations	$186,034	$179,771	$729,655	$669,618
Interest, net (3)	70,372	74,581	290,360	235,453
Income tax expense	196	227	657	855
Capital maintenance expenditures (2)	18	4	22	55
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,858)	(2,889)	(11,455)	(12,167)
Adjusted EBITDA	$253,762	$251,694	$1,009,239	$893,814

	Three Months Ended December 31,	Year Ended December 31,
	2019	2019
Adjusted EBITDA	$253,762	$1,009,239
Real estate general and administrative expenses	11,333	42,721
Stock based compensation	(3,845)	(16,198)
Losses from dispositions of property	—	(8)
Cash net operating income (4)	$261,250	$1,035,754

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest, net is net of intercompany interest eliminations of $2.6 million and $10.4 million for the years ended months ended December 31, 2019 and 2018, respectively.

(4)   Cash net operating income is rental and other property income less cash property level expenses.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$1,528	$(58,698)	$8,697	$(50,825)
(Gains) losses from dispositions of property	42	(1)	84	233
Real estate depreciation	—	—	—	—
Funds from operations	$1,570	$(58,699)	$8,781	$(50,592)
Straight-line rent adjustments	—	—	—	—
Direct financing lease adjustments	—	—	—	—
Other depreciation (1)	1,768	2,368	7,727	9,397
Amortization of land rights	—	—	—	—
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—	—	—
Stock based compensation	—	—	—	—
Losses on debt extinguishment	—	—	—	—
Retirement costs	—	—	—	—
Loan impairment charges	—	—	—	—
Goodwill impairment charges	—	59,454	—	59,454
Capital maintenance expenditures (2)	(743)	(1,326)	(2,995)	(4,229)
Adjusted funds from operations	$2,595	$1,797	$13,513	$14,030
Interest, net	2,602	2,602	10,404	10,404
Income tax expense	795	543	4,107	4,109
Capital maintenance expenditures (2)	743	1,326	2,995	4,229
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—	—	—
Adjusted EBITDA	$6,735	$6,268	$31,019	$32,772

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018

Assets
Real estate investments, net	$7,100,555	$7,331,460
Property and equipment, used in operations, net	94,080	100,884
Real estate loans	303,684	303,684
Right-of-use assets and land rights, net	838,734	673,207
Cash and cash equivalents	26,823	25,783
Prepaid expenses	4,228	30,967
Goodwill	16,067	16,067
Other intangible assets	9,577	9,577
Loan receivable	—	13,000
Deferred tax assets	6,056	5,178
Other assets	34,494	67,486
Total assets	$8,434,298	$8,577,293

Liabilities
Accounts payable	$1,006	$2,511
Accrued expenses	6,239	30,297
Accrued interest	60,695	45,261
Accrued salaries and wages	13,821	17,010
Gaming, property, and other taxes	944	42,879
Lease liabilities	183,971	—
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,737,962	5,853,497
Deferred rental revenue	328,485	293,911
Deferred tax liabilities	279	261
Other liabilities	26,651	26,059
Total liabilities	6,360,053	6,311,686

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2019 and December 31, 2018)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 214,694,165 and 214,211,932 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively)	2,147	2,142
Additional paid-in capital	3,959,383	3,952,503
Accumulated deficit	(1,887,285)	(1,689,038)
Total shareholders’ equity	2,074,245	2,265,607
Total liabilities and shareholders’ equity	$8,434,298	$8,577,293

Debt Capitalization

The Company had $26.8 million of unrestricted cash and $5.7 billion in total debt at December 31, 2019.  The Company’s debt structure as of December 31, 2019 was as follows:

		As of December 31, 2019
	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	3.4	3.280%	$46,000
Unsecured Term Loan A-1 Due April 2021 (1)	1.3	3.191%	449,000
Senior Unsecured Notes Due November 2020	0.8	4.875%	215,174
Senior Unsecured Notes Due April 2021	1.3	4.375%	400,000
Senior Unsecured Notes Due November 2023	3.8	5.375%	500,000
Senior Unsecured Notes Due September 2024	4.7	3.350%	400,000
Senior Unsecured Notes Due June 2025	5.4	5.250%	850,000
Senior Unsecured Notes Due April 2026	6.3	5.375%	975,000
Senior Unsecured Notes Due June 2028	8.4	5.750%	500,000
Senior Unsecured Notes Due January 2029	9.0	5.300%	750,000
Senior Unsecured Notes Due January 2030	10.0	4.000%	700,000
Finance lease liability	6.7	4.780%	989
Total long-term debt			$5,786,163
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(48,201)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			$5,737,962
Weighted average	5.9	4.799%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties) (1)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
ERI Master Lease (5 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	ERI
Tropicana Evansville	Evansville, IN	10/1/2018	ERI
Tropicana Laughlin	Laughlin, NV	10/1/2018	ERI
Trop Casino Greenville	Greenville, MS	10/1/2018	ERI
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	ERI
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Single Asset Leases
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
Financed Property
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	N/A	BYD
TRS Properties
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI
(1) We currently lease 86.6 acres in Tunica, Mississippi, where the Resorts Casino Tunica is located, which has been excluded from this table. This property is leased to PENN as part of the PENN Master Lease, however, the casino and hotel were closed by PENN in June 2019. As a result of the property closure, the Company entered into an agreement to terminate the long-term ground lease for this property, which will be effective in February 2020, at which time such ground lease will be removed from the PENN Master Lease.

Dividends

On November 26, 2019, the Company’s Board of Directors declared the fourth quarter 2019 dividend.  Shareholders of record on December 13, 2019 received $0.70 per common share, which was paid on December 27, 2019.  The Company anticipates the following schedule regarding 2020 dividend payments:

Payment Dates
March 20, 2020
June 26, 2020
September 18, 2020
December 24, 2020

Lease and Loan Information

	Master Leases				Single Asset Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	ERI Master Lease	BYD Master Lease	PENN-Meadows Lease	Casino Queen Lease
Property Count	19	12	5	3	1	1
Number of States Represented	10	8	5	2	1	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	9/9/2016	1/23/2014
Initial Term	15	10	15	10	10	15
Renewal Terms	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	No	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Rent to Revenue Coverage	1.1	1.2	1.2	1.4	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	2%	2%	5% (1)	2%
Coverage as of Tenants' latest Earnings Report (2)	1.93	1.77	1.96	1.94	1.97	1.29
Minimum Escalator Coverage Governor	1.8	1.8	1.2 (3)	1.8	2.0	1.8
Yearly Anniversary for Realization	November 2020	May 2020	October 2020	May 2020	October 2020	February 2020
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	2 years	2 years	2 years	5 years
Next Reset	November 2023	May 2020	October 2020	May 2020	October 2020	February 2024

	Loans Receivable
	BYD (Belterra) (4)	ERI (Lumière Place) (5)
Property Count	1	1
Commencement Date	10/15/2018	10/1/2018
Current Interest Rate	11.20%	9.27%
Credit Enhancement	Guarantee from Master Lease Entity	Corporate Guarantee

(1) Meadows yearly escalator is 5% until a breakpoint when it resets to 2%.

(2) Information with respect to our tenants' rent coverage was provided by our tenants. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to the accuracy of such information.

(3) ERI escalator governor is 1.2x for the initial 5 years and then 1.8x in subsequent years.

(4) The Belterra Park mortgage is supported by the BYD Master Lease subsidiaries and its terms are consistent with the BYD Master Lease.

(5) The ERI loan bears interest at a rate equal to (i) 9.09% until October 1, 2019 and (ii) 9.27% until its maturity. On the one-year anniversary of the ERI loan, the mortgage evidenced by a deed of trust on the Lumière Place property terminated and the loan became unsecured and will remain unsecured until its final maturity on the two-year anniversary of the closing. The parties anticipate that the ERI loan will be fully repaid on or prior to maturity by way of substitution of one or more additional ERI properties acceptable to ERI and the Company, which will be transferred to the Company and added to the ERI Master Lease.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain GAAP adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are non-GAAP financial measures, that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs, and goodwill and loan impairment charges. Finally, we have defined Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and was the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the first quarter of 2020 and the full 2020 fiscal year; our expectations regarding future acquisitions and expected 2020 dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties.  Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; our ability to maintain status as a REIT; our ability to pay dividends in the future; our ability to access capital through debt and equity markets in amounts and at acceptable rates and costs; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Steven T. Snyder                         Joseph Jaffoni, Richard Land, James Leahy at JCIR
T: 610/378-8215                        T: 212/835-8500
Email: investorinquiries@glpropinc.com            Email: glpi@jcir.com